                                                                    Exhibit 99.1

                                                 FOR INVESTOR RELATIONS CONTACT:
                                                              INVESTOR RELATIONS
                                                                  (650) 314-1000
                                                                 ir@catapult.com


                  RECORD NORTH AMERICAN REVENUES DRIVE CATAPULT
                     COMMUNICATIONS STRONG PERFORMANCE FOR
                          THIRD QUARTER OF FISCAL 2004

Mountain View, CA--July 22, 2004--Catapult Communications Corporation (Nasdaq:
CATT) today reported quarterly revenues and net income for its third fiscal quarter ended June 30, 2004. Total revenues for the quarter were $14.3 million, representing 35 percent year-over-year growth. Revenues in North America in the third fiscal quarter increased by 80 percent year-over-year to a record $7.1 million and European revenues increased by 75 percent to $4.7 million.

Net income for the third fiscal quarter was $2.9 million or $0.21 per diluted share. This compares to net income of $1.4 million or $0.10 per diluted share in the third fiscal quarter of 2003.

Strong positive cash flow from operations improved the Company's cash and short-term investment position by $8.3 million to $46.5 million.

"Several factors contributed to our success this quarter. First, we entered the quarter with an uncharacteristic backlog. Second, we saw continued strong order flow during the quarter - orders in three of our four regions exceeded our internal expectations. And third, we continued to benefit from cost control; although our revenues for the first three fiscal quarters increased by 22 percent year-over-year, our headcount has actually decreased slightly since last fiscal year end," said Dr. Richard A. Karp, Catapult's Chairman and CEO.

BUSINESS OUTLOOK

"I project that the current quarter will show not only year-over-year revenue and earnings growth but also sequential growth, even though historically this quarter, the final quarter of our fiscal year, has been a challenging one. We currently expect that revenues in the fourth quarter of our fiscal year will be $14.8 million, a 45 percent increase from the $10.2 million in the same quarter of our last fiscal year, and that our earnings per share will be $0.22, a 144 percent improvement from our earnings of $0.09 per share in the same quarter a year ago," Karp concluded.

Catapult Communications will discuss its third quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. The toll-free access number for the call is (800) 599-9795. International and local participants can dial (617) 786-2905. Please reference Catapult Communications or reservation number 34780289. The conference call will also be available on the Internet from the Investor section of the Company's website at www.catapult.com.

An online replay of this teleconference will be available on the Company's website. A digital recording will also be available two hours after the completion of the conference call until

August 6, 2004. For access, please dial (888) 286-8010 or (617) 801-6888 and enter reservation number 23560467.

ABOUT CATAPULT

Catapult Communications is a leading supplier of advanced digital telecom test systems to global equipment manufacturers and service providers. The Catapult DCT2000(R) and MGTS(R) systems deliver superior high-end test solutions for hundreds of protocols and variants, spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments. Catapult is headquartered at 160 South Whisman Road, Mountain View, CA. 94041. Tel: 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan, China and Australia.

FORWARD LOOKING STATEMENTS

The statement in this press release regarding the Company's expected revenues and net income for its third fiscal quarter is a forward-looking statement. This statement is subject to various risks and uncertainties that could cause actual results to differ from those forecasted. Such risks include the Company's dependence on a limited number of customers and the resulting effect of delays or cancellations by such customers of their orders; inability by the Company to meet its production and/or product development schedules; the demand for telecommunications equipment in general, and, in particular, for software-based telecommunications test systems; and new and enhanced product offerings by competitors. For other factors that may cause actual results to differ from those projected, please refer to the Company's Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission.

                                       ###

             CATAPULT COMMUNICATIONS CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF INCOME
       (In thousands, except share and per share data)
                         (unaudited)


                                             For the three months ended       For the nine months ended
                                                     June 30,                         June 30,
                                                2004          2003               2004          2003
                                              --------      --------           --------      --------
Revenues:
  Products                                    $ 11,267      $  8,344           $ 33,619      $ 27,842
  Services                                       3,053         2,253              8,992         7,176
                                              --------      --------           --------      --------
    Total revenues                              14,320        10,597             42,611        35,018
                                              --------      --------           --------      --------
Cost of revenues:
  Products                                       1,196         1,113              3,762         4,282
  Services                                         787           669              2,418         2,127
  Amortization of purchased technology             171           171                514           514
                                              --------      --------           --------      --------
    Total cost of revenues                       2,154         1,953              6,694         6,923
                                              --------      --------           --------      --------

                                              --------      --------           --------      --------
Gross profit                                    12,166         8,644             35,917        28,095
                                              --------      --------           --------      --------
Operating expenses:
  Research and development                       2,973         3,349              8,693        10,412
  Sales and marketing                            4,234         3,571             12,845        10,901
  General and administrative                     1,676         1,485              5,131         5,048
                                              --------      --------           --------      --------
    Total operating expenses                     8,883         8,405             26,669        26,361
                                              --------      --------           --------      --------

Operating income                                 3,283           239              9,248         1,734

Interest income                                    204           183                583           594
Interest expense                                   (87)          (87)              (262)         (262)
Other income (expense)                              (1)          (70)               161           670
                                              --------      --------           --------      --------

Income before income taxes                       3,399           265              9,730         2,736

Provision for (benefit from) income taxes          476        (1,096)             1,362          (404)
                                              --------      --------           --------      --------
Net income                                    $  2,923      $  1,361           $  8,368      $  3,140
                                              ========      ========           ========      ========

Net income per share:
  Basic                                       $   0.22      $   0.11           $   0.64      $   0.24
                                              ========      ========           ========      ========
  Diluted                                     $   0.21      $   0.10           $   0.59      $   0.24
                                              ========      ========           ========      ========

Shares used in per share calculation:
  Basic                                         13,139        12,863             13,014        12,971
                                              ========      ========           ========      ========
  Diluted                                       14,582        13,034             14,463        13,119
                                              ========      ========           ========      ========

                       CATAPULT COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                               June 30,  September 30,
                                                 2004        2003
                                               --------     --------
                                                         (unaudited)
         ASSETS

Current Assets:
  Cash and cash equivalents                    $ 24,309     $ 11,770
  Short-term investments                         22,174       18,901
  Accounts receivable, net                        8,353       10,598
  Inventory                                       2,893        2,325
  Other current assets                            4,499        3,503
                                               --------     --------
          Total current assets                   62,228       47,097

Property and equipment, net                       2,782        3,384
Goodwill and other intangibles, net              54,721       55,487
Other assets                                      1,068        1,121
                                               --------     --------
          Total assets                         $120,799     $107,089
                                               ========     ========


      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities     $  9,568     $  7,218
  Deferred revenue                                6,448        5,576
  Convertible notes payable                      17,368       17,674
                                               --------     --------
          Total current liabilities              33,384       30,468

          Total stockholders' equity             87,415       76,621
                                               --------     --------
          Total liabilities and
            stockholders' equity               $120,799     $107,089
                                               ========     ========